Exhibit 4.1(n)

THIRTY-SIXTH SUPPLEMENTAL INDENTURE
(to that certain Amended and Restated Indenture dated as of May 5, 2015)
Dated as of April 1, 2017
Relating to the Basin Electric Power Cooperative
First Mortgage Obligations, 2017 Series A Bonds, due April 26, 2047
Authorized by this Thirty-Sixth Supplemental Indenture
BASIN ELECTRIC POWER COOPERATIVE
to
U.S. BANK NATIONAL ASSOCIATION, TRUSTEE
FIRST MORTGAGE OBLIGATIONS
THIS INSTRUMENT GRANTS A SECURITY INTEREST IN THE PROPERTY OF A TRANSMITTING UTILITY. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. NOTICE - THIS THIRTY-SIXTH SUPPLEMENTAL INDENTURE, TOGETHER WITH THAT CERTAIN AMENDED AND RESTATED INDENTURE DATED AS OF MAY 5, 2015, AS HERETOFORE SUPPLEMENTED AND AMENDED (DESCRIBED MORE PARTICULARLY HEREIN) SECURE AN UNLIMITED AMOUNT OF OBLIGATIONS AND SUCH AMOUNT, TOGETHER WITH INTEREST, IS SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED AND FILED INDENTURES, MORTGAGES OR LIENS WITH RESPECT TO THE PROPERTY INTERESTS OF THE COMPANY. THIS INDENTURE IS A SECURITY AGREEMENT WHEREBY THE COMPANY GRANTS TO THE TRUSTEE A SECURITY INTEREST IN ALL OF THE TRUST ESTATE THAT IS PERSONAL PROPERTY OR FIXTURES UNDER THE UNIFORM COMMERCIAL CODE.

TABLE OF CONTENTS

SECTION	HEADING	PAGE

ARTICLE I	DEFINITIONS	3

Section 1.1.	Definitions	3

ARTICLE II	THE 2017 SERIES A BONDS AND CERTAIN PROVISIONS RELATING THERETO	4

Section 2.1.	Authorization and Terms of the 2017 Series A Bonds	4
Section 2.2.	Form of the 2017 Series A Bonds	5
Section 2.3.	Optional Redemption	5
Section 2.4.	Use of Proceeds	7

ARTICLE III	MISCELLANEOUS	8

Section 3.1.	Supplemental Indenture	7
Section 3.2.	Recitals	7
Section 3.3.	Successors and Assigns	7
Section 3.4.	No Rights, Remedies, Etc.	7
Section 3.5.	Counterparts	7
Section 3.6.	Security Agreement; Mailing Address	8
Section 3.7.	Effectiveness	8
EXHIBIT A    —    Indenture Filing Information
EXHIBIT B    —    Property Additions
EXHIBIT C    —    Form of 2017 Series A Bonds and Trustee’s Authentication Certificate
-i-

THIS THIRTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of April 1, 2017 (this “Thirty-Sixth Supplemental Indenture”), is between BASIN ELECTRIC POWER COOPERATIVE, an electric cooperative corporation existing under the laws of the State of North Dakota, as Grantor (hereinafter called the “Company”), whose post office address is 1717 East Interstate Avenue, Bismarck, North Dakota 58503-0564, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”), whose post office address is 40 Pearl Street NW, Suite 838, Grand Rapids, MI 49503, and shall supplement that certain Indenture dated as of January 1, 1998 between the Company and the Trustee, as heretofore supplemented, amended and restated;
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture dated as of May 5, 2015 (the “Amended and Restated Indenture”), which supplemented, amended and restated the Existing Indenture (capitalized terms used herein shall have the meanings ascribed to them in the Indenture and as provided in Section 1.1 hereof), and as further supplemented and amended including as supplemented hereby (the “Indenture”), for the purpose of securing its Outstanding Secured Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Indenture, which Indenture is filed of record as shown on Exhibit A hereto;
WHEREAS, the Board of Directors of the Company has established a new series of Additional Obligations to be designated as the Basin Electric Power Cooperative First Mortgage Obligations, 2017 Series A Bonds, due April 26, 2047 (the “2017 Series A Bonds” and each, individually, a “2017 Series A Bond”) in the original principal amount of $500,000,000.00, and the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Indenture;
WHEREAS, the Company desires to execute and deliver this Thirty-Sixth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the 2017 Series A Bonds as Additional Obligations and specifying the form and provisions of the 2017 Series A Bonds;
WHEREAS, Section 12.1 of the Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1 and such other conditions set forth in the Indenture;
WHEREAS, this Thirty-Sixth Supplemental Indenture is permitted pursuant to the provisions of Section 12.1C of the Indenture; and
WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of, premium, if any, and interest on the 2017 Series A Bonds, to make the 2017 Series A Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the

Indenture a valid and binding lien for the security of the 2017 Series A Bonds, in accordance with its terms, have been done and taken; and the execution and delivery of this Thirty-Sixth Supplemental Indenture has been in all respects duly authorized;
NOW, THEREFORE, THIS THIRTY-SIXTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of, premium, if any, and interest on the Outstanding Secured Obligations, including, when issued, the 2017 Series A Bonds, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the Cut-Off Date, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the 2017 Series A Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company of the character described in the Granting Clauses of the Indenture, including all such property, rights, privileges and franchises acquired since the Cut-Off Date (the descriptions of the real property included in said Trust Estate are set forth on Exhibit B hereto) subject to all exceptions, reservations and matters of the character therein referred to, and subject in all cases to Sections 5.2 and 11.2B of the Indenture and to the rights of the Company under the Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby.
PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default under the Indenture, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L and N of “Excepted Property” in the Indenture, upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.
The Company may, however, pursuant to the Third Granting Clause of the Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.
TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated,

remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created, forever.
SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Indenture as to property hereafter acquired any duly recorded or perfected (a) prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.
BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.
UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants herein contained in a timely manner, then the Indenture shall be canceled and surrendered.
AND IT IS HEREBY COVENANTED AND DECLARED that the 2017 Series A Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. All words and phrases defined in Article I of the Indenture shall have the same meaning in this Thirty-Sixth Supplemental Indenture, including any exhibit hereto, except as otherwise appears herein and in this Article, or as amended hereby or unless the context clearly requires otherwise. In addition, each of the following terms has the following meaning in this Thirty-Sixth Supplemental Indenture unless the context clearly requires otherwise.
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Bismarck, North Dakota are required or authorized to be closed.
“Interest Payment Date” means April 26 and October 26 of each year, commencing on October 26, 2017.
“Record Date” shall mean the 11th day (whether or not a Business Day) of the calendar month of such Interest Payment Date.
ARTICLE II
THE 2017 SERIES A BONDS AND CERTAIN PROVISIONS RELATING THERETO
Section 2.1.    Authorization and Terms of the 2017 Series A Bonds. (i) There shall be established a series of Additional Obligations known as and entitled the “Basin Electric Power Cooperative First Mortgage Obligations, 2017 Series A Bonds due April 26, 2047.”
The aggregate principal amount of the 2017 Series A Bonds which may be authenticated and delivered and Outstanding at any one time is limited to Five Hundred Fifty Million Dollars ($550,000,000.00). The 2017 Series A Bonds shall consist of Bonds in an aggregate principal amount of $500,000,000.00 due April 26, 2047.
The 2017 Series A Bonds shall bear interest from their date of issuance, payable semi-annually on April 26 and October 26 of each year, commencing on October 26, 2017. The 2017 Series A Bonds shall bear interest at the annual rate of 4.75%.
(ii)    The principal of, premium, if any, and interest on the 2017 Series A Bonds shall be payable to the Person in whose name that Obligation is registered at the close of business on the Record Date applicable to such Interest Payment Date or principal payment date.
The 2017 Series A Bonds shall be dated the date of authentication. Interest on the 2017 Series A Bonds shall be computed on the basis of a 360-day year of twelve 30-day months.
(iii)    The 2017 Series A Bonds will be issued as one or more fully registered global bonds without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The 2017 Series A Bonds shall be registered in the name of Cede & Co., as nominee for DTC, pursuant to the Depository’s Book-Entry System. When the 2017 Series A Bonds are held in the Book-Entry System, purchases of beneficial interests in the 2017 Series A Bonds shall be made in book-entry form, without certificates. If at any time the Book-Entry System is discontinued for the 2017 Series A Bonds, the 2017 Series A Bonds shall be exchangeable for other fully registered certificated 2017 Series A Bonds of like tenor and of an equal aggregate principal amount, in authorized denominations. The Trustee may impose a charge sufficient to reimburse the Company or the Trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of a 2017 Series A Bond. The cost, if any, of preparing each new 2017 Series A Bond issued upon such exchange or transfer, and any other expenses of the Company or the Trustee incurred in connection therewith, shall be paid by the person requesting such exchange or transfer.
Interest on the 2017 Series A Bonds shall be payable by check mailed to the registered owners thereof. However, interest on the 2017 Series A Bonds shall be paid to any owner of $1,000,000 or more in aggregate principal amount of the 2017 Series A Bonds by wire transfer to a wire transfer address within the continental United States upon the written request of such owner received by the Trustee, which the Trustee shall be entitled to conclusively rely upon, not less than five days prior to the Record Date. As long as the 2017 Series A Bonds are registered in the name of Cede & Co., as a nominee of DTC, such payments shall be made directly to the Depository.
Section 2.2.    Form of the 2017 Series A Bonds. The 2017 Series A Bonds and the Trustee’s authentication certificate shall be in substantially in the form of Exhibit C hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.
Section 2.3.    Optional Redemption .
(a)    The Company may redeem the 2017 Series A Bonds, in whole or in part, on any date or from time to time prior to their maturity, at its option.
(i)    If the redemption date is before October 26, 2046, the Redemption Price for the 2017 Series A Bonds will be equal to the greater of:
(1)    100% of the principal amount of the 2017 Series A Bonds being redeemed; and
(2)    the sum of the present values of the remaining principal and interest payments on the 2017 Series A Bonds being redeemed that would be due if such 2017 Series A Bonds matured on October 26, 2046 (excluding interest accrued and unpaid through the redemption date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) the yield to maturity, determined on the third Business Day prior to the redemption date, of a U.S. Treasury security having a life equal to the remaining average life (assuming, for this purpose, that the 2017 Series A Bonds matured on October 26, 2046) of the maturity of 2017 Series A Bonds being redeemed and trading in the secondary market at the price closest to par, and (y) 30 basis points, plus in each case accrued and unpaid interest thereon to but excluding the redemption date.

(ii)    If the redemption date is on or after October 26, 2046, the Redemption Price for the 2017 Series A Bonds will be 100% of the principal amount of the 2017 Series A Bonds being redeemed plus accrued and unpaid interest thereon to but excluding the redemption date.
(b)    If there is no U.S. Treasury security having a life equal to the remaining average life (assuming, for this purpose, that the 2017 Series A Bonds matured on October 26, 2046) of the 2017 Series A Bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third Business Day prior to the redemption date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life (assuming, for this purpose, that the 2017 Series A Bonds matured on October 26, 2046) of the 2017 Series A Bonds being redeemed and trading in the secondary market at the price closest to par.
(c)    The Company will give, or cause the Trustee to give, each Holder of 2017 Series A Bonds written notice of each optional redemption under this Section 2.3 not less than 30 days and not more than 60 days prior to the date fixed for such redemption, except as otherwise required by the procedures of the Depository.
(d)    In the case of each partial redemption of the 2017 Series A Bonds pursuant to Section 2.3, the Trustee shall select the 2017 Series A Bonds to be redeemed on a pro rata basis, by lot or by such other method the Trustee in its sole discretion will deem fair and appropriate, or if the 2017 Series A Bonds are registered in the name of the Depository, in accordance with the procedures of the Depository. The portion of the 2017 Series A Bonds to be redeemed shall be in a minimum amount of $2,000 or a whole multiple of $1,000 in excess thereof. If the Series A Bonds are held in the Book-Entry System, no beneficial interest of $2,000 principal amount or less may be redeemed in part.
(e)    If, at the time the notice of optional redemption of the 2017 Series A Bonds is given, the Company has not deposited sufficient funds with the Trustee to pay the full Redemption Price of the 2017 Series A Bonds to be redeemed, the notice of optional redemption will so state and will further state that the 2017 Series A Bonds will remain Outstanding as though no redemption notice had been given unless the Company provides, or causes to be provided, to the Trustee, by 2:00 p.m. New York City Time on the redemption date, funds sufficient to pay the full Redemption Price of the 2017 Series A Bonds to be redeemed. The failure of the Company to deposit sufficient funds with the Trustee to effect the redemption will not constitute a payment or other default by the Company under the Indenture and the Company will not be liable to any Holder of those 2017 Series A Bonds as a result of the failed redemption. If the Company has deposited funds with the Trustee sufficient to pay the full Redemption Price of the 2017 Series A Bonds to be redeemed at the time the notice of optional redemption is given, then the Company is obligated to redeem the 2017 Series A Bonds as provided in that notice.

Section 2.4.    Use of Proceeds. The Company shall use the proceeds of the loan evidenced by the 2017 Series A Bonds for general corporate purposes.
ARTICLE III
MISCELLANEOUS
Section 3.1.    Supplemental Indenture. This Thirty-Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as heretofore supplemented and amended, and as hereby supplemented and amended is hereby confirmed. Except to the extent inconsistent with the express terms of this Thirty-Sixth Supplemental Indenture and the 2017 Series A Bonds, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the 2017 Series A Bonds to the same extent as if specifically set forth herein.
Section 3.2.    Recitals. All recitals in this Thirty-Sixth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full. The Company hereby reaffirms its obligations under the Indenture to indemnify and hold harmless the Trustee as required under Article IX of the Indenture, including under Section 9.7 of the Indenture, and in particular (but not limited to) against losses, liabilities, claims, or expenses (including the fees and expenses of its counsel) arising out of or in connection with its execution and performance of this Thirty-Sixth Supplemental Indenture. This indemnity shall survive the final payment in full of the 2017 Series A Bonds and the resignation or removal of the Trustee to the extent provided in Section 7.1 and Article IX of the Indenture.
Section 3.3.    Successors and Assigns. Whenever in this Thirty-Sixth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirty-Sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
Section 3.4.    No Rights, Remedies, Etc. Nothing in this Thirty-Sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Thirty-Sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.
Section 3.5.    Counterparts. This Thirty-Sixth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.
Section 3.6.    Security Agreement; Mailing Address. To the extent permitted by applicable law, this Thirty-Sixth Supplemental Indenture shall be deemed to be a security agreement and financing statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code. The mailing address of the Company,
as debtor is:    Basin Electric Power Cooperative
1717 East Interstate Avenue
Bismarck, ND 58503-0564
and the mailing address of the Trustee, as secured party is:
U.S. Bank National Association
Corporate Trust Services
40 Pearl Street NW
Suite 838
Grand Rapids, MI 49503
Additionally, this Thirty-Sixth Supplemental Indenture shall, if appropriate, be an amendment to the financing documents originally filed in connection with the Existing Indenture. The Company is authorized to execute and file as appropriate instruments under the Uniform Commercial Code to either create a security interest or amend any security interest heretofore created.
Section 3.7.    Effectiveness. This Thirty-Sixth Supplemental Indenture shall not be effective until the Trustee receives the certificates, opinions and other documents required under Sections 1.6, 12.1 and 12.3 of the Amended and Restated Indenture, which may be evidenced by the Trustee’s authentication of any 2017 Series A Bonds under this Thirty-Sixth Supplemental Indenture.
[Signatures on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Thirty-Sixth Supplemental Indenture to be duly executed as of the day and year first above written.

BASIN ELECTRIC POWER COOPERATIVE

By:	/s/ Paul M. Sukut
	Name:	Paul M. Sukut
	Title:	Chief Executive Officer & General Manager
(SEAL)

Attest:	/s/ Mark D. Foss
Name: Mark D. Foss
Title: Assistant Secretary

STATE OF NORTH DAKOTA	)
) SS
COUNTY OF BURLEIGH	)
THE FOREGOING instrument was acknowledged before me this 19th day of April, 2017, by Paul M. Sukut, Chief Executive Officer and General Manager of Basin Electric Power Cooperative, a corporation, for and on behalf of said corporation.
WITNESS my hand and official seal.

/s/ Michelle Wiedrich
Name: Michelle Wiedrich
Notary Public
My commission expires: August 6, 2021
(Notarial Seal)

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ R. Jason Fry
	Name:	R. Jason Fry
	Title:	Vice President

STATE OF MICHIGAN	)
) SS
COUNTY OF KENT	)
THE FOREGOING instrument was acknowledged before me this 17th day of April, 2017, by R. Jason Fry, Vice President of U.S. Bank National Association, a national banking association, for and on behalf of said association.
WITNESS my hand and official seal.

/s/ Marylyn Putschko
Name: Marylyn Putschko
Notary Public
My commission expires: September 12, 2022
(Notarial Seal)

[INDENTURE FILING INFORMATION]
Exhibits to be attached by Company prior to filing because they vary by jurisdiction.
EXHIBIT A
(to Thirty-Sixth Supplemental Indenture)

[PROPERTY ADDITIONS]
Exhibits to be attached by Company prior to filing because they vary by jurisdiction.
EXHIBIT B
(to Thirty-Sixth Supplemental Indenture)

[FORM OF 2017 SERIES A BONDS]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[RESTRICTED SECURITIES LEGEND]
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT:
(A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:
(I)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE
EXHIBIT C
(to Thirty-Sixth Supplemental Indenture)

SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1),(2),(3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF BONDS LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE COMPANY SO REQUESTS),
(II) TO THE COMPANY, OR
(III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.
THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” (INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT) WHICH IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED UNDER ERISA TO HOLD “PLAN ASSETS” (WITHIN THE MEANING OF ERISA) OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SIMILAR IN PURPOSE OR EFFECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY (AND ANY EXCHANGE OF THE BOND FOR AN EXCHANGE BOND) BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA

AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
[ADDITIONAL REGULATION S LEGEND]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OR THE DATE OF ISSUANCE OF THIS SECURITY, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A, IF AVAILABLE) UNDER THE SECURITIES ACT. TERMS USED HEREIN SHALL HAVE THE MEANING GIVEN TO THEM BY REGULATION S.

NO. __________________	$500,000,000.00
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS, 2017 SERIES A BONDS DUE APRIL 26, 2047
REGISTERED OWNER: CEDE & CO.
PRINCIPAL AMOUNT:
ISSUANCE DATE: APRIL 26, 2017
CUSIP NO.: ____________________
FOR VALUE RECEIVED, the undersigned, BASIN ELECTRIC POWER COOPERATIVE (herein called the “Company”), an electric cooperative corporation organized and existing under the laws of the State of North Dakota hereby promises to pay to the registered owner referred to above, or registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS (or so much thereof as shall not have been redeemed) on April 26, 2047, with interest (computed on the basis of a 360-day year of twelve 30-day months on the unpaid balance hereof at a rate of 4.75% per annum) from the date hereof, payable semiannually on the 26th day of April and October in each year, commencing October 26, 2017, until the principal hereof shall have become due and payable.
This Bond is one of a series of the 2017 Series A Bonds (herein called the “Bonds”) issued pursuant to the Thirty-Sixth Supplemental Indenture dated as of April 1, 2017, the “Thirty-Sixth Supplement”), between the Company and the Trustee named therein which supplements the Amended and Restated Indenture dated as of May 5, 2015 (as amended and supplemented from time to time, the “Indenture”) and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Bond shall have the respective meanings ascribed to such terms in the Thirty-Sixth Supplement.
The principal of, and interest, on this Bond are payable at the principal corporate trust office of the Trustee, or of its successor as Trustee, or, at the option of the owner of this Bond, at the principal office of any Paying Agent appointed in accordance with the Indenture; provided, however, that, subject to the next succeeding paragraph, interest may be payable, at the option of the Trustee, by check or draft drawn upon the Trustee and mailed to the registered address of the registered owner of this Bond as of the close of business on the applicable Record Date (as defined in the Thirty-Sixth Supplement), or, at the written request of the registered owner of Bonds in an aggregate principal amount greater than or equal to $1,000,000 delivered to the Trustee, which the Trustee shall be entitled to conclusively rely upon, at least five days prior to the Record Date next preceding such payment date, by wire transfer to a wire transfer address in the continental United States as set forth in such request. Payment of the principal of and interest on this Bond shall be in any coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

Notwithstanding any other provision of this Bond to the contrary, so long as this Bond shall be registered on books of the Company kept by the Obligation Registrar (as defined in the Indenture) in the name of The Depository Trust Company, a New York Corporation (“DTC”), or its nominee, the provisions of the Indenture governing the Book-Entry System (as defined in the Indenture) shall govern the manner of payment of the principal of, and interest on, this Bond.
Reference is hereby made to the Indenture, a copy of which is on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Company, the Trustee and the owner of this Bond, the terms upon which this Bond is issued and secured, and the modification or amendment of the Indenture, to all of which the registered owner of this Bond assents by the acceptance of this Bond.
The Bond is transferable, as provided in the Indenture, only upon the registration books of the Company maintained by the Obligation Registrar, which shall be the Trustee, kept at its principal office, upon presentation at said office of this Bond with the written request of the registered owner hereof or his attorney duly authorized in writing, and a written instrument of transfer satisfactory to the Obligation Registrar duly executed by the registered owner or his duly authorized attorney. The Obligation Registrar shall not be obliged to (i) make any exchange or transfer of this Bond during the period beginning at the opening of business fifteen days next preceding the date of the mailing of the notice of redemption of the Bond or (ii) register the transfer of or exchange of any Bond so selected for redemption in whole or in part, except the unredeemed portion of a Bond being redeemed in part.
The Bonds are issuable in the form of fully registered global bonds without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Upon payment of any required tax or other governmental charge and, subject to such conditions, the Bond, upon the surrender thereof at the principal office of the Obligation Registrar, with a written instrument of transfer satisfactory to the Obligation Registrar, duly executed by the registered owner or his duly authorized attorney, may, at the option of the registered owner thereof, be exchanged for an equal principal amount of Bonds of the same interest rate and in any other authorized denominations.
This Bond is also subject to optional redemption, in whole or from time to time in part, at the times and on the terms specified in Thirty-Sixth Supplement, but not otherwise.
If an Event of Default under the Indenture occurs and is continuing, the principal of this Bond may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Indenture.
This Bond shall be construed and enforced in accordance with, and the rights of the Company and the Holder of this Bond shall be governed by, the law of the State of North Dakota excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BASIN ELECTRIC POWER COOPERATIVE

By
Name:
Its:
[SEAL]
Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
Date of Authentication: April ____, 2017

BASIN ELECTRIC POWER COOPERATIVE
4.75% FIRST MORTGAGE OBLIGATIONS 2017 SERIES A BONDS DUE APRIL 26, 2047
ASSIGNMENT FORM
To assign this Bond, fill in the form below:
I or we assign and transfer this Bond to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. Sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Bond on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Bond

In connection with any transfer of any of the Bonds evidenced by this certificate occurring while this Bond is a Transfer Restricted Bond, the undersigned confirms that such Bonds are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐	To the Company; or
(2)	☐	Pursuant to an effective registration statement under the Securities Act of 1933; or
(3)	☐
Inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	Outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or
(5)	☐
To an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(6)	☐	Pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933
Unless one of the boxes is checked, the Trustee will refuse to register any of the Bonds evidenced by this certificate in the name of any person other than the registered holder thereof; provided however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Bonds, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:
Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer